PRESS RELEASE

AbbVie Reports Second-Quarter 2023 Financial Results

•Reports Second-Quarter Diluted EPS of $1.14 on a GAAP Basis, an Increase of 123.5 Percent; Adjusted Diluted EPS of $2.91, a Decrease of 13.6 Percent; These Results Include an Unfavorable Impact of $0.15 Per Share Related to Acquired IPR&D and Milestones Expense

•Delivers Second-Quarter Net Revenues of $13.865 Billion, a Decrease of 4.9 Percent on a Reported Basis and 4.2 Percent on an Operational Basis

•Second-Quarter Global Net Revenues from the Immunology Portfolio Were $6.813 Billion, a Decrease of 5.5 Percent on a Reported Basis, or 5.0 Percent on an Operational Basis; Global Humira Net Revenues Were $4.012 Billion; Global Skyrizi Net Revenues Were $1.883 Billion; Global Rinvoq Net Revenues Were $918 Million

•Second-Quarter Global Net Revenues from the Hematologic Oncology Portfolio Were $1.478 Billion, a Decrease of 10.4 Percent on a Reported Basis, or 9.8 Percent on an Operational Basis; Global Imbruvica Net Revenues Were $907 Million; Global Venclexta Net Revenues Were $571 Million

•Second-Quarter Global Net Revenues from the Neuroscience Portfolio Were $1.885 Billion, an Increase of 13.6 Percent on a Reported Basis, or 14.2 Percent on an Operational Basis; Global Botox Therapeutic Net Revenues Were $748 Million; Global Vraylar Net Revenues Were $658 Million

•Second-Quarter Global Net Revenues from the Aesthetics Portfolio Were $1.384 Billion, an Increase of 1.0 Percent on a Reported Basis, or 2.9 Percent on an Operational Basis; Global Botox Cosmetic Net Revenues Were $685 Million; Global Juvederm Net Revenues Were $368 Million

•Raises 2023 Adjusted Diluted EPS Guidance Range from $10.57 - $10.97 to $10.90 - $11.10, which Includes an Unfavorable Impact of $0.23 Per Share Related to Acquired IPR&D and Milestones Expense Incurred Year-To-Date Through the Second Quarter 2023

NORTH CHICAGO, Ill., July 27, 2023 – AbbVie (NYSE:ABBV) announced financial results for the second quarter ended June 30, 2023.

"AbbVie’s second quarter results were well ahead of our expectations as we continue to demonstrate outstanding operational execution. The strong performance was driven predominantly by our non-Humira business, which delivered high single-digit sales growth, in line with our long-term outlook," said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. "We continue to make progress across all stages of our pipeline and based upon the strong momentum of our diversified portfolio, we are once again raising our full year guidance."

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	1

Second-Quarter Results

•Worldwide net revenues were $13.865 billion, a decrease of 4.9 percent on a reported basis, or 4.2 percent on an operational basis.

•Global net revenues from the immunology portfolio were $6.813 billion, a decrease of 5.5 percent on a reported basis, or 5.0 percent on an operational basis.
◦Global Humira net revenues of $4.012 billion decreased 25.2 percent on a reported basis, or 24.8 percent on an operational basis. U.S. Humira net revenues were $3.452 billion, a decrease of 26.0 percent. Internationally, Humira net revenues were $560 million, a decrease of 19.8 percent on a reported basis, or 17.0 percent on an operational basis.
◦Global Skyrizi net revenues were $1.883 billion, an increase of 50.4 percent on a reported basis, or 51.0 percent on an operational basis.
◦Global Rinvoq net revenues were $918 million, an increase of 55.1 percent on a reported basis, or 56.7 percent on an operational basis.

•Global net revenues from the hematologic oncology portfolio were $1.478 billion, a decrease of 10.4 percent on a reported basis, or 9.8 percent on an operational basis.
◦Global Imbruvica net revenues were $907 million, a decrease of 20.8 percent, with U.S. net revenues of $666 million and international profit sharing of $241 million.
◦Global Venclexta net revenues were $571 million, an increase of 13.1 percent on a reported basis, or 15.0 percent on an operational basis.

•Global net revenues from the neuroscience portfolio were $1.885 billion, an increase of 13.6 percent on a reported basis, or 14.2 percent on an operational basis.
◦Global Botox Therapeutic net revenues were $748 million, an increase of 10.2 percent on a reported basis, or 11.3 percent on an operational basis.
◦Global Vraylar net revenues were $658 million, an increase of 33.9 percent.
◦Global Ubrelvy net revenues were $196 million, an increase of 5.9 percent on a reported basis, or 6.0 percent on an operational basis.

•Global net revenues from the aesthetics portfolio were $1.384 billion, an increase of 1.0 percent on a reported basis, or 2.9 percent on an operational basis.
◦Global Botox Cosmetic net revenues were $685 million, a decrease of 1.4 percent on a reported basis, or an increase of 0.7 percent on an operational basis.
◦Global Juvederm net revenues were $368 million, an increase of 6.9 percent on a reported basis, or 9.7 percent on an operational basis.

•On a GAAP basis, the gross margin ratio in the second quarter was 69.4 percent. The adjusted gross margin ratio was 84.7 percent.

•On a GAAP basis, selling, general and administrative (SG&A) expense was 23.6 percent of net revenues. The adjusted SG&A expense was 23.2 percent of net revenues.

•On a GAAP basis, research and development (R&D) expense was 12.5 percent of net revenues. The adjusted R&D expense was 12.5 percent of net revenues, reflecting funding actions supporting all stages of our pipeline.

•Acquired IPR&D and milestones expense was 2.0 percent of net revenues.

•On a GAAP basis, the operating margin in the second quarter was 32.5 percent. The adjusted operating margin was 47.0 percent.

•Net interest expense was $454 million.

•On a GAAP basis, the tax rate in the quarter was 22.3 percent. The adjusted tax rate was 15.8 percent.

•Diluted EPS in the second quarter was $1.14 on a GAAP basis. Adjusted diluted EPS, excluding specified items, was $2.91. These results include an unfavorable impact of $0.15 per share related to acquired IPR&D and milestones expense.

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	2

Recent Events

•AbbVie announced that the U.S. Food and Drug Administration (FDA) approved Rinvoq (upadacitinib) for the treatment of adults with moderately to severely active Crohn's disease (CD) who have had an inadequate response or intolerance to one or more TNF blockers. The approval is based on results from three studies in which Rinvoq achieved the co-primary endpoints of clinical remission and endoscopic response, compared to placebo, as both induction and maintenance therapy. This is the seventh FDA approved indication for Rinvoq across gastroenterology, rheumatology and dermatology.

•AbbVie announced Skyrizi (risankizumab) met the primary and key secondary endpoints in a 52-week Phase 3 maintenance study in patients with moderately to severely active ulcerative colitis (UC). In UC patients with a clinical response to Skyrizi induction treatment, a significantly higher proportion of patients treated with Skyrizi (180 mg or 360 mg) achieved the primary endpoint of clinical remission (per Adapted Mayo Score) at week 52 compared to withdrawal from Skyrizi treatment. Safety results in this study were consistent with the known safety profile of Skyrizi, with no new safety risks observed. Skyrizi is part of a collaboration between Boehringer Ingelheim and AbbVie, with AbbVie leading development and commercialization globally.

•AbbVie announced the British Journal of Dermatology published results from the head-to-head Phase 4 IMMpulse study that evaluated the efficacy and safety of Skyrizi compared to Otezla among adult patients with moderate plaque psoriasis (PsO) eligible for systemic therapy. In the study, significantly more patients achieved co-primary endpoints of psoriasis area and severity index (PASI) 90 and static physician's global assessment (sPGA) 0/1 at week 16 with Skyrizi versus Otezla. Skyrizi was well-tolerated with no new safety signals identified.

•At the 2023 European Congress of Rheumatology (EULAR), AbbVie presented results from the Phase 2 SLEek study which demonstrated that Rinvoq, alone or as combination therapy, met the primary and key secondary endpoints in adults with moderately to severely active systemic lupus erythematosus (SLE). AbbVie also presented long-term data further supporting the efficacy and safety profile of Rinvoq across additional rheumatic diseases. Presentations included five-year results from the SELECT-COMPARE clinical trial evaluating Rinvoq and Humira (adalimumab), both in combination with methotrexate (MTX), in adult patients with moderate to severely active rheumatoid arthritis (RA) who had an inadequate response to MTX; three-year results from the SELECT-PsA 1 clinical trial evaluating Rinvoq in psoriatic arthritis (PsA) patients with prior inadequate response or intolerance to one or more non-biologic disease-modifying antirheumatic drugs (DMARDs); and one-year results from the SELECT-AXIS 2 clinical trial evaluating Rinvoq in patients with active ankylosing spondylitis (AS) who had an inadequate response to biologic DMARD therapy.

•At the 2023 Digestive Disease Week (DDW) Annual Meeting, AbbVie presented 29 abstracts demonstrating the breadth of its gastroenterology portfolio. Notable presentations highlighted efficacy and safety outcomes from the Rinvoq and Skyrizi clinical trial programs in adults with moderately to severely active CD as well as investigational use of Linzess (linaclotide) in treating functional constipation in pediatric patients aged 6 to 17 years.

•AbbVie and Genmab announced that the FDA approved Epkinly (epcoritamab) as the first bispecific antibody for the treatment of adult patients with relapsed or refractory (r/r) diffuse large B-cell lymphoma (DLBCL), not otherwise specified (NOS), including DLBCL arising from indolent lymphoma and high-grade B-cell lymphoma, after two or more lines of systemic therapies. Additionally, the European Medicines Agency's (EMA) Committee for Medicinal Products for Human Use (CHMP) adopted a positive opinion for Tepkinly (epcoritamab) for the treatment of adults with r/r DLBCL. Epkinly/Tepkinly is being co-developed by AbbVie and Genmab.

Recent Events (Continued)

•AbbVie and Genmab announced positive topline results from the follicular lymphoma (FL) cohort of the Phase 1/2 EPCORE NHL-1 clinical trial evaluating Epkinly in patients with r/r FL. The topline results showed an overall response rate (ORR) of 82 percent, which exceeded the protocol prespecified threshold for efficacy, and the median duration of response (DOR) was not reached and longer follow-up will be required. No new safety signals were observed with Epkinly and full study results will be submitted for presentation at a future medical meeting. Based on the topline results, AbbVie and Genmab will engage global regulatory authorities to discuss next steps.

•At the European Hematology Association (EHA) Annual Congress, AbbVie announced new data from two studies which continued to show sustained progression free survival (PFS) in chronic lymphocytic leukemia (CLL) patients after fixed-duration treatment with Venclexta (venetoclax) combination regimens across different lines of therapy. The findings were from a six-year median follow-up from the Phase 3 CLL14 study as well as a final seven-year follow-up from the Phase 3 MURANO trial. Venclexta is being developed by AbbVie and Roche. It is jointly commercialized by AbbVie and Genentech, a member of the Roche Group, in the U.S. and by AbbVie outside of the U.S.

•AbbVie announced that the European Medicines Agency's (EMA) Committee for Medicinal Products for Human Use (CHMP) adopted a positive opinion recommending the approval of atogepant for the prophylaxis of migraine in adults who have four or more migraine days per month. The positive CHMP opinion is based on results from two pivotal Phase 3 studies evaluating atogepant for the prophylaxis of migraine in adults with episodic or chronic migraine. If approved, AbbVie will be the only company to offer a once daily oral calcitonin gene-related peptide (CGRP) receptor antagonist treatment spanning both episodic and chronic migraine in the European Union (EU).

•Allergan Aesthetics announced that the FDA approved Skinvive by Juvederm for improved skin smoothness of the cheeks. Skinvive is the first and only hyaluronic acid (HA) intradermal microdroplet injection for skin smoothness available in the U.S. with results lasting through six months with optimal treatment.

•AbbVie and Calibr announced an expanded strategic collaboration to advance several innovative preclinical and early-stage clinical assets across AbbVie’s core therapeutic areas including immunology, oncology, neuroscience and other areas of interest. This partnership is an expansion of the collaboration AbbVie and Scripps Research formed in 2019 to develop a broad range of potential new and novel therapeutics.

Full-Year 2023 Outlook
AbbVie is raising its adjusted diluted EPS guidance for the full year 2023 from $10.57 - $10.97 to $10.90 - $11.10, which includes an unfavorable impact of $0.23 per share related to acquired IPR&D and milestones expense incurred year-to-date through the second quarter 2023. The company's 2023 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones that may be incurred beyond the second quarter of 2023, as both cannot be reliably forecasted.
About AbbVie

AbbVie's mission is to discover and deliver innovative medicines that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas: immunology, oncology, neuroscience and eye care - and products and services across our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook, Instagram, YouTube or LinkedIn.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central Time to discuss our second-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central Time.

Non-GAAP Financial Results

Financial results for 2023 and 2022 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project" and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie's operations is set forth in Item 1A, "Risk Factors," of AbbVie's 2022 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its Quarterly Reports on Form 10-Q and in other documents that AbbVie subsequently files with the Securities and Exchange Commission that update, supplement or supersede such information. AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Gabby Tarbert	Liz Shea
(224) 244-0111	(847) 935-2211

Todd Bosse
(847) 936-1182

Jeffrey Byrne
(847) 938-2923

AbbVie Inc.
Key Product Revenues
Quarter Ended June 30, 2023
(Unaudited)

				% Change vs. 2Q22
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int'l.	Total	Int'l.	Total
NET REVENUES	$10,720	$3,145	$13,865	(6.0)%	(0.9)%	(4.9)%	2.6%	(4.2)%

Immunology	5,731	1,082	6,813	(6.9)	3.0	(5.5)	6.5	(5.0)
Humira	3,452	560	4,012	(26.0)	(19.8)	(25.2)	(17.0)	(24.8)
Skyrizi	1,634	249	1,883	51.4	44.2	50.4	48.6	51.0
Rinvoq	645	273	918	56.4	52.2	55.1	57.5	56.7

Hematologic Oncology	931	547	1,478	(16.4)	2.1	(10.4)	3.9	(9.8)
Imbruvica[b]	666	241	907	(22.8)	(14.7)	(20.8)	(14.7)	(20.8)
Venclexta	265	306	571	5.2	21.0	13.1	24.9	15.0

Aesthetics	829	555	1,384	(6.2)	13.9	1.0	19.3	2.9
Botox Cosmetic	420	265	685	(6.5)	7.9	(1.4)	13.8	0.7
Juvederm Collection	125	243	368	(14.5)	22.8	6.9	27.6	9.7
Other Aesthetics	284	47	331	(1.3)	6.8	(0.2)	12.0	0.5

Neuroscience	1,649	236	1,885	14.6	7.3	13.6	11.5	14.2
Botox Therapeutic	614	134	748	10.1	10.7	10.2	17.0	11.3
Vraylar	657	1	658	33.7	>100.0	33.9	>100.0	33.9
Duodopa	24	93	117	(7.6)	(1.6)	(2.9)	(0.5)	(2.0)
Ubrelvy	194	2	196	4.5	n/m	5.9	n/m	6.0
Qulipta	95	1	96	>100.0	n/m	>100.0	n/m	>100.0
Other Neuroscience	65	5	70	(55.9)	4.7	(53.8)	11.4	(53.6)

Eye Care	309	308	617	(24.1)	(0.6)	(13.9)	3.0	(12.3)
Ozurdex	34	85	119	(3.3)	14.2	8.6	16.6	10.2
Lumigan/Ganfort	51	68	119	(13.1)	(3.9)	(8.1)	(1.1)	(6.6)
Alphagan/Combigan	32	33	65	(41.7)	(13.3)	(29.7)	(8.6)	(27.7)
Restasis	82	17	99	(45.8)	(0.7)	(41.1)	5.2	(40.5)
Other Eye Care	110	105	215	1.9	(4.1)	(1.1)	—	1.0

Other Key Products	744	203	947	(3.3)	0.1	(2.6)	2.9	(2.0)
Mavyret	193	194	387	(5.0)	(0.9)	(3.0)	1.9	(1.6)
Creon	282	—	282	(11.4)	n/m	(11.4)	n/m	(11.4)
Linzess/Constella	269	9	278	8.6	26.7	9.1	31.1	9.2
a "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b Reflects profit sharing for Imbruvica international revenues.
n/m = not meaningful

AbbVie Inc.
Key Product Revenues
Six Months Ended June 30, 2023
(Unaudited)

				% Change vs. 6M22
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	Int’l.	Total
NET REVENUES	$19,921	$6,169	$26,090	(8.4)%	(3.0)%	(7.2)%	1.8%	(6.1)%

Immunology	10,267	2,133	12,400	(8.7)	1.2	(7.1)	6.4	(6.3)
Humira	6,400	1,153	7,553	(26.1)	(20.1)	(25.2)	(15.9)	(24.6)
Skyrizi	2,773	470	3,243	49.1	41.5	48.0	48.2	49.0
Rinvoq	1,094	510	1,604	51.2	52.9	51.7	61.0	54.2

Hematologic Oncology	1,834	1,060	2,894	(17.3)	(1.7)	(12.2)	0.9	(11.4)
Imbruvica[b]	1,304	481	1,785	(24.9)	(17.3)	(23.0)	(17.3)	(23.0)
Venclexta	530	579	1,109	10.2	16.5	13.4	22.1	16.2

Aesthetics	1,606	1,078	2,684	(7.1)	6.1	(2.2)	13.3	0.5
Botox Cosmetic	829	515	1,344	(3.8)	8.7	0.6	15.7	3.1
Juvederm Collection	247	476	723	(16.2)	3.6	(4.1)	11.1	0.4
Other Aesthetics	530	87	617	(7.4)	5.3	(5.8)	12.3	(4.9)

Neuroscience	3,112	468	3,580	14.8	7.4	13.8	13.2	14.6
Botox Therapeutic	1,201	266	1,467	13.6	13.0	13.5	20.4	14.9
Vraylar	1,217	2	1,219	32.5	>100.0	32.7	>100.0	32.7
Duodopa	49	186	235	(0.8)	(3.0)	(2.5)	0.6	0.3
Ubrelvy	344	4	348	6.4	n/m	7.7	n/m	7.7
Qulipta	161	1	162	>100.0	n/m	>100.0	n/m	>100.0
Other Neuroscience	140	9	149	(56.3)	5.7	(54.6)	12.0	(54.4)

Eye Care	628	597	1,225	(30.5)	2.0	(17.7)	6.7	(15.8)
Ozurdex	73	161	234	6.3	8.7	8.0	13.4	11.2
Lumigan/Ganfort	114	135	249	(9.7)	(5.6)	(7.5)	(1.9)	(5.5)
Alphagan/Combigan	60	76	136	(51.8)	1.4	(31.7)	7.4	(29.4)
Restasis	161	30	191	(58.4)	7.3	(54.0)	12.8	(53.6)
Other Eye Care	220	195	415	11.3	2.1	6.8	7.0	9.2

Other Key Products	1,471	404	1,875	0.9	(3.8)	(0.2)	0.8	0.8
Mavyret	364	387	751	(2.2)	(4.7)	(3.5)	(0.1)	(1.1)
Creon	587	—	587	(3.0)	n/m	(3.0)	n/m	(3.0)
Linzess/Constella	520	17	537	8.1	19.1	8.5	24.3	8.7
a "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b Reflects profit sharing for Imbruvica international revenues.
n/m = not meaningful

AbbVie Inc.
Consolidated Statements of Earnings
(Unaudited)

(in millions, except per share data)	Second Quarter Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Net revenues	$13,865	$14,583	$26,090	$28,121
Cost of products sold	4,240	4,170	8,226	8,222
Selling, general and administrative	3,268	5,412	6,307	8,539
Research and development	1,733	1,609	4,025	3,106
Acquired IPR&D and milestones	280	269	430	414
Other operating income	(169)	(172)	(179)	(172)
Total operating costs and expenses	9,352	11,288	18,809	20,109

Operating earnings	4,513	3,295	7,281	8,012

Interest expense, net	454	532	908	1,071
Net foreign exchange loss	37	47	72	72
Other expense, net	1,412	1,533	3,216	757
Earnings before income tax expense	2,610	1,183	3,085	6,112
Income tax expense	583	255	817	691
Net earnings	2,027	928	2,268	5,421
Net earnings attributable to noncontrolling interest	3	4	5	7
Net earnings attributable to AbbVie Inc.	$2,024	$924	$2,263	$5,414

Diluted earnings per share attributable to AbbVie Inc.	$1.14	$0.51	$1.26	$3.03

Adjusted diluted earnings per share[a]	$2.91	$3.37	$5.37	$6.52

Weighted-average diluted shares outstanding	1,771	1,776	1,773	1,777

a    Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)
1.     Specified items impacted results as follows:

	Quarter Ended June 30, 2023
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$2,610	$2,024	$1.14
Adjusted for specified items:
Intangible asset amortization	2,070	1,727	0.97
Acquisition and integration costs	(83)	(94)	(0.05)
Change in fair value of contingent consideration	1,552	1,518	0.85
Other	(1)	—	—
As adjusted (non-GAAP)	$6,148	$5,175	$2.91
a     Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs reflect integration costs related to the Allergan acquisition, including a one-time gain of $169 million related to the termination of a development liability associated with a previously divested product.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended June 30, 2023 included acquired IPR&D and milestones expense of $280 million on a pre-tax and $261 million on an after-tax basis, representing an unfavorable impact of $0.15 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Quarter Ended June 30, 2023
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Other expense, net
As reported (GAAP)	$4,240	$3,268	$1,733	$(169)	$1,412
Adjusted for specified items:
Intangible asset amortization	(2,070)	—	—	—	—
Acquisition and integration costs	(33)	(50)	(3)	169	—
Change in fair value of contingent consideration	—	—	—	—	(1,552)
Other	(20)	—	—	—	21
As adjusted (non-GAAP)	$2,117	$3,218	$1,730	$—	$(119)
3. The adjusted tax rate for the second quarter of 2023 was 15.8 percent, as detailed below:

	Quarter Ended June 30, 2023
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$2,610	$583	22.3%
Specified items	3,538	387	10.9%
As adjusted (non-GAAP)	$6,148	$970	15.8%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.     Specified items impacted results as follows:

	Quarter Ended June 30, 2022
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$1,183	$924	$0.51
Adjusted for specified items:
Intangible asset amortization	1,849	1,556	0.88
Acquisition and integration costs	109	98	0.05
Change in fair value of contingent consideration	1,609	1,621	0.91
Pylera divestiture	(172)	(126)	(0.07)
Litigation matters	2,203	1,779	1.00
Other	159	154	0.09
As adjusted (non-GAAP)	$6,940	$6,006	$3.37
a     Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs primarily reflect integration costs related to the Allergan acquisition. Litigation matters primarily includes a charge related to a potential settlement of litigation involving Allergan's past sale of opioid products. Other primarily includes restructuring charges associated with streamlining global operations and COVID-19 related expenses.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended June 30, 2022 included acquired IPR&D and milestones expense of $269 million on a pre-tax and $254 million on an after-tax basis, representing an unfavorable impact of $0.14 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Quarter Ended June 30, 2022
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Other expense, net
As reported (GAAP)	$4,170	$5,412	$1,609	$(172)	$1,533
Adjusted for specified items:
Intangible asset amortization	(1,849)	—	—	—	—
Acquisition and integration costs	(28)	(79)	(2)	—	—
Change in fair value of contingent consideration	—	—	—	—	(1,609)
Pylera divestiture	—	—	—	172	—
Litigation matters	—	(2,203)	—	—	—
Other	(61)	(95)	—	—	(3)
As adjusted (non-GAAP)	$2,232	$3,035	$1,607	$—	$(79)
 3. The adjusted tax rate for the second quarter of 2022 was 13.4 percent, as detailed below:

	Quarter Ended June 30, 2022
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$1,183	$255	21.6%
Specified items	5,757	675	11.7%
As adjusted (non-GAAP)	$6,940	$930	13.4%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)
1. Specified items impacted results as follows:

	Six Months Ended June 30, 2023
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$3,085	$2,263	$1.26
Adjusted for specified items:
Intangible asset amortization	4,018	3,373	1.90
Intangible asset impairment	710	629	0.35
Acquisition and integration costs	(22)	(39)	(0.02)
Change in fair value of contingent consideration	3,424	3,340	1.88
Other	16	(6)	—
As adjusted (non-GAAP)	$11,231	$9,560	$5.37
a     Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs primarily reflect integration costs related to the Allergan acquisition, including a one-time gain of $169 million related to the termination of a development liability associated with a previously divested product.
Reported GAAP earnings and adjusted non-GAAP earnings for the six months ended June 30, 2023 included acquired IPR&D and milestones expense of $430 million on a pre-tax and $411 million on an after-tax basis, representing an unfavorable impact of $0.23 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Six Months Ended June 30, 2023
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Other expense, net
As reported (GAAP)	$8,226	$6,307	$4,025	$(179)	$3,216
Adjusted for specified items:
Intangible asset amortization	(4,018)	—	—	—	—
Intangible asset impairment	(80)	—	(630)	—	—
Acquisition and integration costs	(48)	(94)	(5)	169	—
Change in fair value of contingent consideration	—	—	—	—	(3,424)
Other	(32)	(11)	(3)	10	20
As adjusted (non-GAAP)	$4,048	$6,202	$3,387	$—	$(188)
3. The adjusted tax rate for the first six months of 2023 was 14.8 percent, as detailed below:

	Six Months Ended June 30, 2023
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$3,085	$817	26.5%
Specified items	8,146	849	10.4%
As adjusted (non-GAAP)	$11,231	$1,666	14.8%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1. Specified items impacted results as follows:

	Six Months Ended June 30, 2022
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$6,112	$5,414	$3.03
Adjusted for specified items:
Intangible asset amortization	3,704	3,121	1.75
Acquisition and integration costs	247	219	0.12
Change in fair value of contingent consideration	861	875	0.49
Pylera divestiture	(172)	(126)	(0.07)
Litigation matters	2,387	1,927	1.08
Other	223	217	0.12
As adjusted (non-GAAP)	$13,362	$11,647	$6.52
a     Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs primarily reflect integration costs related to the Allergan acquisition. Litigation matters primarily includes a charge related to a potential settlement of litigation involving Allergan's past sales of opioid products. Other primarily includes restructuring charges associated with streamlining global operations.
Reported GAAP earnings and adjusted non-GAAP earnings for the six months ended June 30, 2022 included acquired IPR&D and milestones expense of $414 million on a pre-tax and $399 million on an after-tax basis, representing an unfavorable impact of $0.23 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Six Months Ended June 30, 2022
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Other expense, net
As reported (GAAP)	$8,222	$8,539	$3,106	$(172)	$757
Adjusted for specified items:
Intangible asset amortization	(3,704)	—	—	—	—
Acquisition and integration costs	(62)	(172)	(13)	—	—
Change in fair value of contingent consideration	—	—	—	—	(861)
Pylera divestiture	—	—	—	172	—
Litigation matters	—	(2,387)	—	—	—
Other	(121)	(93)	(6)	—	(3)
As adjusted (non-GAAP)	$4,335	$5,887	$3,087	$—	$(107)
3. The adjusted tax rate for the first six months of 2022 was 12.8 percent, as detailed below:

	Six Months Ended June 30, 2022
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$6,112	$691	11.3%
Specified items	7,250	1,017	14.0%
As adjusted (non-GAAP)	$13,362	$1,708	12.8%